Exhibit 32.2


                  CERTIFICATION PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


I, Charles Talbot , Chief Financial Officer of Chaparral Resources, Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 ("Quarterly Report") fully complies with the requirements of
     Section 13(a) of the Securities Exchange Act of 1934;

and

2. All of the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date: May 11, 2006




/s/  Charles Talbot
---------------------------------
Charles Talbot
Chief Financial Officer